SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant |X| Filed by a Party other than the Registrant |_| Check the appropriate box:
   |_|  Preliminary Proxy Statement           |_|  Confidential, For Use of the
   |X|  Definitive Proxy Statement                 Commission Only (as permitted
   |_|  Definitive Additional Materials            by Rule 14a-6(e)(2)
   |_|  Soliciting Material Pursuant to
        Rule 14a-11(c) or Rule 14a-12


                                VCA ANTECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X|  No Fee Required
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
   (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------
   (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
   (5)  Total fee paid:

--------------------------------------------------------------------------------
   |_|  Fee paid with preliminary materials:

--------------------------------------------------------------------------------
   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

--------------------------------------------------------------------------------
   (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
   (3)  Filing party:

--------------------------------------------------------------------------------
   (4)  Date filed:

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                                     Page 1

                                VCA ANTECH, INC.

              _____________________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              _____________________________________________________



TIME........................ 10:00 a.m. Pacific Time on Wednesday, May 28, 2003

PLACE....................... 12401 West Olympic Boulevard
                             Los Angeles, California 90064-1022

ITEMS OF BUSINESS........... (1) To elect three Class I members of the Board of
                                 Directors for a term of three years.

                             (2) To amend our 2001 Stock Incentive Plan to
                                 increase the number of shares of common stock reserved for issuance under the 2001 Stock Incentive Plan by 1,500,000 shares.

                             (3) To ratify the appointment of KPMG LLP as our
                                 independent auditors for the year ending
                                 December 31, 2003.

                             (4) To transact any other business as may properly
                                 come before the Meeting and any adjournment or postponement.

RECORD DATE................. You can vote if, at the close of business on April
                             14, 2003, you were a stockholder of the Company.

PROXY VOTING................ All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card. If you hold your shares in street name, you may also access the World Wide Web site indicated on your Proxy card to vote via the Internet.



April 17, 2003               /S/ ARTHUR J. ANTIN
                             ----------------------------------------------
                             Arthur J. Antin
                             CHIEF OPERATING OFFICER, SENIOR VICE PRESIDENT
                             AND SECRETARY

                                                               VCA ANTECH, INC.
                                                   12401 WEST OLYMPIC BOULEVARD
                                             LOS ANGELES, CALIFORNIA 90064-1022

PROXY STATEMENT
--------------------------------------------------------------------------------

These Proxy materials are delivered in connection with the solicitation by the Board of Directors of VCA Antech, Inc., a Delaware corporation ("VCA," the "Company", "we", or "us"), of Proxies to be voted at our 2003 Annual Meeting of Stockholders and at any adjournments or postponements.

You are invited to attend our Annual Meeting of Stockholders on May 28, 2003, beginning at 10:00 a.m. Pacific Time. The meeting will be held at the Company's principal offices at 12401 West Olympic Boulevard, Los Angeles, California 90064-1022.

This Proxy Statement, form of proxy and voting instructions are being mailed starting April 25, 2003. Our 2002 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

STOCKHOLDERS ENTITLED TO VOTE. Holders of our common stock at the close of business on April 14, 2003 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of April 14, 2003, there were 40,585,360 shares of common stock outstanding.

HOW TO VOTE. It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the proxy card sent to you.

REVOCATION OF PROXIES

You can revoke your proxy at any time before it is exercised by:

     o    written notice to the Secretary of the Company;

     o timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or

     o    voting by ballot at the Annual Meeting.

INTERNET VOTING BY SHARES HELD IN STREET NAME. A number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. Specific instructions to be followed by owners of shares of common stock held in street name are set forth on your Proxy card. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers that must be borne by the shareholder.

LIST OF SHAREHOLDERS

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices by contacting the Secretary of the Company.

REQUIRED VOTE

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Under The Nasdaq National Market rules, if you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the approval of KPMG LLP as our independent auditors even if the broker does not receive voting instructions from you. Your broker may not vote your shares on any other matters absent instructions from you.

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Abstentions are counted for purposes of the election of directors as a "no" vote. Broker non-votes are not counted.

Under our bylaws, a majority of the votes voting or present must vote "for" the approval of the amendment to the 2001 Stock Incentive Plan and for the ratification of KPMG LLP as our independent auditors. Abstentions are counted for these purposes as a "no" vote. Broker non-votes are not counted.

VOTING ON OTHER MATTERS

If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

The notice of Annual Meeting and Proxy Statement and the 2002 Annual Report are available on our web site at WWW.VCAANTECH.COM.

COST OF PROXY SOLICITATION

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all
Section 16(a) forms they file. Based solely upon our review of copies of the forms received by us and written representations from certain reporting persons that they have complied or not complied with the relevant filings requirements, we believe that, during the year ended December 31, 2002, all of our executive officers, directors and greater-than-ten percent stockholders complied with all
Section 16(a) filing requirements except as follows: each of Robert L. Antin, Arthur J. Antin, Neil Tauber, Tomas W. Fuller and Dawn R. Olsen reported on a Form 5 filed in February 2003, a late transaction representing an option grant which occurred in December 2002.

ITEM 1:  ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


Item 1 is the election of three Class I members of the Board of Directors. In accordance with our Bylaws, the Board of Directors has fixed the number of directors at seven. As provided in our Amended and Restated Certificate of Incorporation, the Board of Directors has been grouped into three classes, as nearly equal in number as possible, which are elected for staggered terms. Three Class I directors shall be elected at this Annual Meeting and will hold office for three years until the 2006 Annual Meeting and thereafter until their successors are duly elected and qualified. The terms of our Class II directors expire at our 2004 Annual Meeting. The terms of our Class III directors expire at our 2005 Annual Meeting.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a Class I director at the time of the Annual Meeting, the Proxies will be voted for any other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominees as Class I directors:

                            CLASS I DIRECTOR NOMINEES

                                 Arthur J. Antin

                                 John M. Baumer

                                  Frank Reddick

The principal occupation and certain other information about the nominees, our other directors and certain executive officers are set forth on the following pages.

The election of the nominees listed above will require the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All Proxies will be voted to approve the election of the nominees listed above unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following persons serve as our directors:

DIRECTORS                      AGE            PRESENT POSITION
---------                      ---            ----------------
CLASS I DIRECTORS
Arthur J. Antin..............   56    Director
John M. Baumer...............   37    Director
Frank Reddick................   50    Director

CLASS II DIRECTORS
Robert L. Antin..............   53    Chairman of the Board of Directors
John G. Danhakl..............   46    Director

CLASS III DIRECTORS
John Heil....................   49    Director
Peter J. Nolan...............   44    Director

The following persons serve as our executive officers and key employees:

EXECUTIVE OFFICERS             AGE            PRESENT POSITION
------------------             ---            ----------------
Robert L. Antin..............   53    President and Chief Executive Officer
Arthur J. Antin..............   56    Chief Operating Officer, Senior Vice
                                      President and Secretary
Neil Tauber..................   52    Senior Vice President of Development
Tomas W. Fuller..............   45    Chief Financial Officer, Vice President
                                      and Assistant Secretary

KEY EMPLOYEE
------------
Dawn R. Olsen................   44    Vice President, Controller


Our executive officers are appointed by and serve at the discretion of our Board of Directors. Robert L. Antin and Arthur J. Antin are brothers. There are no other family relationships between any director and/or any executive officer.

ROBERT L. ANTIN, one of our founders, has served as our Chief Executive Officer, President and Chairman since our inception in 1986. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin received his MBA with a certification in hospital and health administration from Cornell University.

ARTHUR J. ANTIN, one of our founders, has served as our Chief Operating Officer, Senior Vice President, Secretary and director since our inception. From October 1983 to September 1986, Mr. Antin served as Director of Marketing/Investor Relations of AlternaCare Corp. At AlternaCare Corp., Mr. Antin developed and implemented marketing strategies for a network of outpatient surgical centers. Mr. Antin received an MA in Community Health from New York University.

JOHN M. BAUMER has served as our director since September 2000. Mr. Baumer is a partner of Leonard Green & Partners, where he has been employed since May 1999. Prior to joining Leonard Green & Partners, he served as a Vice President in the Corporate Finance Division of Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ in Los Angeles. Prior to joining DLJ in 1995, Mr. Baumer worked at Fidelity Investments and Arthur Andersen LLP. Mr. Baumer currently serves on the boards of directors of Rand McNally & Company, Inc., Intercontinental Art, Inc.,

Communication & Power Industries, Inc., Leslie's Poolmart, Inc., Phoenix Scientific, Inc. and Petco Animal Supplies, Inc. Mr. Baumer is a 1990 graduate of the University of Notre Dame. He received his MBA from the Wharton School at the University of Pennsylvania.

JOHN G. DANHAKL has served as one of our directors since September 2000. Mr. Danhakl is a managing partner of Leonard Green & Partners. Prior to becoming a partner at Leonard Green & Partners in 1995, Mr. Danhakl was a Managing Director at DLJ and had been with DLJ since 1990. Prior to joining DLJ, Mr. Danhakl was a Vice President at Drexel Burnham Lambert from 1985 to 1990. Mr. Danhakl presently serves on the boards of directors of The Arden Group, Inc., Big 5 Holding Corp., Communications & Power Industries, Inc., TwinLab Corporation, Diamond Triumph Auto Glass, Inc., Liberty Group Publishing, Inc., Leslie's Poolmart, Inc. and Petco Animal Supplies, Inc., and on the board of managers of AsianMedia Group LLC. Mr. Danhakl is a graduate of the University of California at Berkeley. He received his MBA from the Harvard Business School.

JOHN HEIL has served as one of our directors since February 2002 and previously served as a director from May 1995 to September 2000. Mr. Heil currently serves as President and Chief Executive Officer of United Pet Group, Inc., a holding company backed by TA Associates, a Boston-based private equity investor with over $5.5 billion of capital under management, and Friend Skoler & Company. Prior to joining United Pet Group, Mr. Heil spent twenty-four years with the H.
J. Heinz Company in various general management and sales/marketing positions including President and Managing Director of Heinz Pet Products, President of Heinz Specialty Pet Foods and Vice President Sales/Marketing of StarKist Seafood. Mr. Heil holds a BA degree in economics from Lycoming College.

PETER J. NOLAN has served as one of our directors since September 2000. Mr. Nolan is a managing director of Leonard Green & Partners. Prior to becoming a partner at Leonard Green & Partners in 1997, Mr. Nolan was a Managing Director and Co-Head of DLJ's Los Angeles Investment Banking Division since 1990. Prior to that, Mr. Nolan had been a First Vice President in corporate finance at Drexel Burnham Lambert since 1986. Before 1986, Mr. Nolan was a Vice President at Prudential Securities, Inc. where he had worked from 1982 to 1986, after working as an Associate at the Manufacturers Hanover Trust. He presently serves on the boards of directors of Rand McNally & Company, Inc., Liberty Group Publishing, Inc., Contractors Source, Inc., White Cap Industries, Inc. and M2 Automotive and on the board of managers of AsianMedia Group LLC. Mr. Nolan is a graduate of Cornell University with a BS in Agricultural Economics and Finance. He received his MBA from Cornell University.

FRANK REDDICK has served as one of our directors since February 2002. Since January 2001, Mr. Reddick has been a partner in Akin Gump Strauss Hauer & Feld, LLP, a global full service law firm. Mr. Reddick serves as a member of the firm's Management Committee and Chair of the Corporate and Securities Section of the Los Angeles office. Before joining Akin Gump Strauss Hauer & Feld, LLP, Mr. Reddick served as chair of the corporate practice group and managing partner of the Los Angeles-based law firm of Troop Steuber Pasich Reddick & Tobey, L.L.P. Mr. Reddick is principally engaged in the practice of corporate and securities law, with a concentration on corporate finance, mergers and acquisitions, joint ventures and other strategic alliances. Mr. Reddick holds a JD from the University of California, Hastings College of the Law.

NEIL TAUBER, one of our founders, has served as our Senior Vice President of Development since our inception. From 1984 to 1986, Mr. Tauber served as the Director of Corporate Development at AlternaCare. At AlternaCare, Mr. Tauber was responsible for the acquisition of new businesses and syndication to hospitals and physician groups. From 1981 to 1984, Mr. Tauber served as Chief Operating Officer of MDM Services, a wholly owned subsidiary of Mediq, a publicly held health care company, where he was responsible for operating and developing a network of retail dental centers and industrial medical clinics. Mr. Tauber holds an MBA from Wagner College.

TOMAS W. FULLER joined us in January 1988 and served as Vice President and Controller until November 1990 when he became Chief Financial Officer. From 1980 to 1987, Mr. Fuller worked at Arthur Andersen LLP, the last two years of which he served as audit manager. Mr. Fuller received his BA in business/economics from the University of California at Los Angeles.

DAWN R. OLSEN joined us in January 1997 as Vice President, Controller. From April 1996 to December 1996, Ms. Olsen worked as an independent consultant at the Rand Corporation. From November 1993 to March 1996, Ms. Olsen served as Senior Vice President, Controller of Optel, Inc., a privately held telecommunications company. From 1987 to 1993, Ms. Olsen served as Assistant Controller and later as Vice President, Controller of Qintex Entertainment, Inc., a publicly held television film distribution and production company. From 1981 to 1987, Ms. Olsen worked at Arthur Andersen LLP, the last year of which she served as audit manager. Ms. Olsen is a certified public accountant and received her BS in business/accounting from California State University, Northridge.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES. The Board of Directors held three meetings and acted seven times by unanimous written consent during fiscal 2002. The Board of Directors has an Audit Committee and a Compensation Committee. The entire Board of Directors performs the functions of a Nominating Committee.

The Audit Committee currently consists of John Heil, John M. Baumer and Frank Reddick. Each of Messrs. Heil, and Reddick is an independent director, as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace Rules. Mr. Baumer is a director who is not employed by the Company, and he is a partner of Leonard Green & Partners, L.P. Leonard Green & Partners, L.P. has been involved in a variety of our financing activities since September 2000, entered into a Management Services Agreement with us which was terminated in November 2001 and manages Green Equity Investors III, L.P., one of our principal stockholders. Mr. Baumer's independence as a member of the Audit Committee is precluded by Rule 4200(a)(14)(D) of the National Association of Securities Dealers' Marketplace Rules. However, pursuant to the current Rule 4350(d)(2)(B) of the National Association of Securities Dealers' Marketplace Rules, the Board determined that Mr. Baumer's relationship with us will not interfere with his ability to exercise his independent judgment and, taking into account his extensive business experience and financial acumen, the Board determined that it was in our best interests and our stockholders that Mr. Baumer serve as a member of the Audit Committee.

Under the terms of its charter, the Audit Committee meets periodically, including meetings held separately with management and the independent auditors. The Audit Committee represents and assists the Board with the oversight of the integrity of the Company's financial statements and internal controls, and the Company's compliance with legal and regulatory requirements. In addition, the Committee is responsible for:

     o appointing and retaining, and terminating when appropriate, the independent auditors;

     o setting the independent auditors' compensation, and pre-approving all audit services to be provided by the independent auditors; and

     o establishing policies and procedures for the engagement of the independent auditors to provide permitted non-audit services and pre-approving the performance of such permitted non-audit services;


The role and responsibilities of the Audit Committee are more fully set forth in a written charter adopted by the Board of Directors and filed with our Proxy Statement in connection with our 2002 Annual Meeting. The Audit Committee held ten meetings during fiscal 2002.

The Compensation Committee currently consists of John M. Baumer and Frank Reddick, each a director who is not employed by us. The Compensation Committee is responsible for considering and approving determinations regarding executive compensation. In connection with its deliberations, the committee will seek, and will be significantly influenced by, the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers. The Compensation Committee acted one time by unanimous written consent during fiscal 2002.

Except for Melina Higgins, who resigned as one of our directors on January 9, 2003, all directors attended 75% or more of all the meetings of the Board of Directors during fiscal 2002. All members of our Audit Committee attended 75% or more of all of their meetings during fiscal 2002.

DIRECTORS' COMPENSATION. We pay our directors who are not employed by us and who are not affiliated with Green Equity Partners III, L.P., a significant stockholder, $1,000 for each Board meeting attended in person or committee meeting attended in person which is not held on the same day as a Board meeting, including reimbursement for out-of-pocket expenses incurred in attending. Upon appointment to the Board, each eligible director receives an initial grant of ten-year options to purchase 15,000 shares of common stock at the fair market value of the common stock on the date of grant, which options vest in two equal annual installments on the first and second anniversary dates of the grant. In addition, each eligible director receives an annual automatic grant of ten-year options to purchase 5,000 shares of common stock at the fair market value of the common stock on the date of grant, which options vest in full one year after the date of grant. Additional grants of ten-year options to purchase 20,000 shares of common stock at the fair market value of the common stock on the date of grant were granted to the chairman of our Audit Committee, which options vest in twenty-four equal monthly installments beginning September 1, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During fiscal 2002, the Compensation Committee of our Board of Directors consisted of Frank Reddick and John M. Baumer. Neither of these individuals was one of our officers or employees at any time during fiscal 2002. During fiscal 2002, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

ITEM 2: PROPOSAL TO AMEND THE 2001 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------


THE 2001 STOCK INCENTIVE PLAN AND THE PROPOSED AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN

Our 2001 Stock Incentive Plan, which we refer to as the Stock Plan, was adopted by our Board of Directors and approved by our stockholders on August 6, 2001. Prior to the adoption of the amendment discussed below, a total of 2,000,000 shares of common stock had been reserved for issuance under the Stock Plan.
At March 31, 2003, 640,000 shares remained available for grants of stock options or purchase rights under the Stock Plan. In March 2003, our Board of Directors approved an amendment to the Stock Plan, which we refer to as the Stock Plan Amendment, to increase the shares reserved for issuance by 1,500,000 shares.
A copy of the Stock Plan as proposed to be amended is attached hereto as Appendix A. The Stock Plan Amendment is being submitted to stockholders for approval.

The Board of Directors approved the Stock Plan Amendment to ensure that a sufficient number of shares are available for issuance under the Stock Plan. The Board of Directors believes that the ability to grant stock-based awards is important to our future success. The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to our success. In addition, stock-based compensation can be valuable in recruiting and retaining key personnel who are in great demand as well as rewarding and providing incentives to our current employees. The increase in the number of shares available for grants of stock options or purchase rights under the Stock Plan will enable us to continue to realize the benefits of granting stock-based compensation.

SUMMARY OF THE STOCK PLAN

GENERAL. The purpose of the Stock Plan is to advance our interests and those of our stockholders by strengthening our ability to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to our long-term success and to provide incentives which are linked directly to increases in stock value which will inure to the benefit of all of our stockholders.

ADMINISTRATION. The Stock Plan must be administered by the Administrator, which may be either our Board of Directors or one or more committees of our Board of Directors, consisting of two or more directors. Members of the Committee serve at the pleasure of our Board of Directors. The Stock Plan currently is administered by the Compensation Committee.

     Subject to the provisions of the Stock Plan, the Administrator has full and final authority:

     o    to construe and interpret the Stock Plan and apply its provisions;

     o to promulgate, amend and rescind rules and regulations relating to the administration of the Stock Plan;

     o to authorize any person to execute, on behalf of us, any instrument required to carry out the purposes of the Stock Plan;

     o to determine when stock options and purchase rights of common stock are to be granted under the Stock Plan;

     o from time to time to select, subject to the limitations set forth in the Stock Plan, those eligible persons to whom stock options or purchase rights of common stock shall be granted;

     o to determine the number of shares of common stock to be made subject to each stock option or purchase right of common stock;

     o to determine whether each stock option is to be an incentive stock option, as that term is defined in Section 422(b) of the Internal Revenue Service Code, which we refer to as the Code, and which we refer to as an Incentive Stock Option, or a non-qualified stock option, which is any stock option not described in Section 422(b) of the Code and which we refer to as a Non-Qualified Stock Option;

     o to prescribe the terms and conditions of each stock option and purchase right of common stock, including, without limitation, the purchase price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the stock option agreement or stock purchase agreement relating to the grant or sale;

     o to amend any outstanding stock option or purchase right of common stock for the purpose of modifying the time or manner of vesting, the purchase price or exercise price, as the case may be, subject to applicable legal restrictions and to the consent of the other party to the agreement;

     o to determine the duration and purpose of leaves of absences which may be granted to an eligible person without constituting termination of their employment for purposes of the Stock Plan;

     o to make decisions with respect to outstanding stock options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and

     o to make any and all other determinations which it determines to be necessary or advisable for administration of the Stock Plan.

PLAN ACTIVITY. We cannot now determine the number of stock options or purchase rights to be received in the future by our current executive officers, either individually or as a group, or all employees (including current officers who are not executive officers), either individually or as a group. In 2002, stock options to purchase 420,000 shares of our common stock were granted to our executive officers as a group, stock options to purchase 50,000 shares of common stock were granted to directors who are not employed by us and who are not partners of Leonard Green & Partners, L.P., which manages one of our principal stockholders, and stock options to purchase approximately 880,000 shares of common stock were granted to all of our employees as a group, including current officers who are not executive officers.

ELIGIBILITY AND TYPES OF AWARDS. Any person who is an officer, director, employee or consultant of us or our subsidiaries, which we refer to as an eligible person, is eligible to be considered for the grant of awards under the Stock Plan. Directors who are not employed by us and are not affiliated with Leonard Green & Partners, L.P., who manages one of our principal stockholders, are entitled to receive automatic grants of awards under the Stock Plan as discussed below. No eligible person may receive in any fiscal year awards representing more than 500,000 shares of common stock, subject to adjustment as provided in the Stock Plan. Our Stock Plan provides for the grant of stock options to purchase shares of our common stock and purchase rights to purchase shares of our common stock.

MANDATORY GRANTS TO CERTAIN DIRECTORS. Each of our directors who are not employed by us, who are not partners of Leonard Green & Partners, L.P., which manages one of our principal stockholders, and who are serving as a member of our Board of Directors as of February 19 in any fiscal year is entitled to receive a ten-year Non-Qualified Stock Option to purchase 5,000 shares of common stock, with a per share exercise price equal to the fair market value (as determined pursuant to the Stock Plan) of a share of common stock on the date of grant, which stock options vest in full one year after the date of grant. Upon appointment to the Board of Directors, each eligible director receives an initial grant of ten-year stock options to purchase 15,000 shares of common stock at the fair market value of the common stock on the date of grant, which stock options vest in two equal annual installments on the first and second anniversary dates of the grant.

TERMS AND CONDITIONS OF STOCK OPTIONS. Each stock option is evidenced by a stock option agreement with the recipient of the stock option, and is subject to the following additional terms and conditions:

     EXERCISE PRICE. The Administrator determines the exercise price of stock options at the time the stock options are granted. The exercise price of an Incentive Stock Option may not be less than 100% of the fair market value of the common stock on the date the stock option is granted; provided, however, the exercise price of an Incentive Stock Option granted to a stockholder who holds 10% or more of our outstanding voting securities may not be less than 110% of the fair market value of the common stock on the date the stock option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the stock option is granted.

     EXERCISE OF STOCK OPTION; FORM OF CONSIDERATION. The Administrator determines when stock options become exercisable. The means of payment for shares issued upon exercise of a stock option is specified in each stock option agreement. The Stock Plan permits payment to be made by cash, check, cashless exercise, a stock-for-stock exercise, attestation exercise and, other than for directors and executive officers, by promissory note, or any combination thereof. To the extent a promissory note is used as payment, the Administrator, in its discretion, may require that the common stock acquired pursuant to any stock option be pledged as security for the loan.

     TERM OF STOCK OPTION. The term of any stock option may be no more than ten years from the date of grant; provided that in the case of an Incentive Stock Option granted to a stockholder who holds 10% or more of our outstanding voting securities, the term of the stock option may be no more than five years from the date of grant. No stock option may be exercised after the expiration of its term. If a stock option expires, terminates or is canceled, the shares of common stock not purchased thereunder shall again be available for issuance under the Stock Plan.

     TERMINATION OF EMPLOYMENT. If an employment or consulting relationship terminates for any reason (other than for cause, death or disability), then all outstanding stock options held by the employee or consultant under the Stock Plan expire on the earlier of: (i) the date set forth in his or her notice of grant (typically three months after termination) or (ii) the expiration date of the stock option. To the extent the stock option is exercisable at the time of termination, the holder of the stock option may exercise all or part of his or her stock option at any time before the stock option's expiration. Any stock options that are not exercisable as of the date of termination expire at the close of business on the date of termination. If an employee or consultant relationship is terminated for cause, any exercisable stock options expire as of the commencement of business on the date of termination. If an employment or consulting relationship terminates as a result of death or disability of the holder of stock options, then all stock options held by the holder under the Stock Plan expire one year after the date of termination.

     NONTRANSFERABILITY OF STOCK OPTIONS. Stock options granted under our Stock Plan are not transferable other than by will or the laws of descent and distribution, or, at the sole discretion of the Administrator, a Non-Qualified Option may be transferred by gift to an immediate family member or by transfer to a trust, provided that any stock option transferred to a trust is to be passed to beneficiaries upon the death of the original recipient of the stock option.

     OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator.

TERMS AND CONDITIONS OF STOCK PURCHASE RIGHTS. A stock purchase right gives the purchaser the right to buy shares of our common stock. A stock purchase right is evidenced by a stock purchase agreement with the recipient of the purchase right, and is subject to the following additional terms and conditions:

     PURCHASE PRICE. The Administrator determines in its sole discretion the purchase price of purchase rights at the time the purchase rights are granted.

     FORM OF CONSIDERATION. The means of payment for shares issued upon exercise of a purchase right is specified in each stock purchase agreement. The Stock Plan permits payment to be made by cash, check, cashless exercise, a stock-for-stock exercise, attestation exercise and, other than for directors and executive officers, by promissory note, or any combination thereof. To the extent a promissory note is used as payment, the Administrator, in its discretion, may require that the common stock acquired pursuant to any purchase right be pledged as security for the loan. In addition, the Stock Plan provides for awards of our common stock in consideration of services rendered to us or one of our subsidiaries prior to the grant of the award.

     TERM OF PURCHASE RIGHT. Unless otherwise determined by the Administrator, all purchase rights of common stock granted under the Stock Plan expire within fifteen days after the grant of the purchase right was communicated to the eligible person by the Administrator.

     TERMINATION OF EMPLOYMENT. Unless the Administrator determines otherwise, the stock purchase agreement shall give us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with us for any reason (including death and disability).

     The purchase price for any shares repurchased by us shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator.

     NONTRANSFERABILITY OF PURCHASE RIGHTS. A purchase right is nontransferable other than by will or the laws of descent and distribution, and may be exercised only by the holder of the purchase right during the holder's lifetime.

     OTHER PROVISIONS. The stock purchase agreement may contain other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that our stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any stock option or purchase right outstanding under the Stock Plan and the exercise price of any outstanding stock option or purchase right.

In the event of our dissolution or liquidation, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of our assets; a merger or consolidation in which we are not the surviving entity; or a reverse merger in which we are the surviving entity, but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, we, to the extent permitted by applicable law, but otherwise in our sole discretion may provide for:

     o the continuation of outstanding stock options or purchase rights (if we are the surviving entity);

     o the assumption of the Stock Plan and outstanding stock options or purchase rights by the surviving entity or its parent;

     o the substitution by the surviving entity or its parent of outstanding stock options or purchase rights with substantially the same terms as the outstanding stock options or purchase rights; or

     o the cancellation of outstanding stock options or purchase rights without payment of any consideration, provided that if the outstanding stock options or purchase rights would be canceled in accordance with the foregoing, the holder of any stock option or purchase right shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to a merger or consolidation or ten days after the Administrator provides the holder of outstanding stock options or purchase rights a notice of cancellation, to exercise the stock options or purchase rights in whole or in part.

AMENDMENT AND TERMINATION OF THE STOCK PLAN. The Administrator may amend, alter, suspend or terminate the Stock Plan, or any part thereof, at any time and for any reason. However, we shall obtain stockholder approval of any amendment to the Stock Plan to the extent necessary and desirable. No action by our Board of Directors or stockholders may alter or impair any stock option or stock purchase right previously granted under the Stock Plan without the written consent of the recipient of the stock option or purchase right. The Stock Plan shall terminate on August 6, 2011, ten years from the date of its original approval by the stockholders and the Board of Directors, unless the Stock Plan is sooner terminated by action of the Board of Directors.

EFFECT OF SECTION 16(B) OF THE SECURITIES EXCHANGE ACT OF 1934. The acquisition and disposition of common stock by officers, directors and our greater than 10% stockholders, each of which we refer to as an Insider, pursuant to stock options or purchase rights granted to them under the Stock Plan may be subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended. Pursuant to
Section 16(b), a purchase of common stock by an Insider within six months before or after a sale of common stock by the Insider could result in recovery by us of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The Stock Plan is designed to comply with Rule 16b-3.

FEDERAL INCOME TAX CONSEQUENCES

     UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. Since the adoption of the Stock Plan on August 6, 2001, the only type of award granted by us under the Stock Plan has been stock options. The following is a general discussion of the principal tax considerations for both Incentive Stock Options and Non-Qualified Stock Options, and is based upon the tax laws and regulations of the United States existing as of the date hereof, all of which are subject to modification at any time. The Stock Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

     CONSEQUENCES TO EMPLOYEES: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by an optionee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an Incentive Stock Option. If the optionee makes no disposition of the common stock received upon exercise within two years from the date the stock option was granted and one year from the date the stock option is exercised, the optionee will recognize mid-term or long-term capital gain or loss when he or she disposes of his or her common stock. Any gain or loss generally will be measured by the difference between the exercise price of the stock option and the amount received for the common stock at the time of disposition. If the optionee disposes of the common stock acquired upon exercise of an Incentive Stock Option within two years after being granted the stock option or within one year after acquiring the common stock, any amount realized from that disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that (i) the lesser of (a) the fair market value of the shares on the date the Incentive Stock Option was exercised or (b) the fair market value at the time of that disposition exceeds (ii) the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the length of time the shares have been held. The use of stock acquired through exercise of an Incentive Stock Option in a stock-for-stock exercise of an Incentive Stock Option will constitute a disqualifying disposition if the applicable holding period requirement has not been satisfied. For alternative minimum tax purposes, the excess of the fair market value of the stock as of the date of exercise over the exercise price of the Incentive Stock Option (the "Spread" at exercise) is included in computing that year's alternative minimum taxable income. However, if the shares are disposed of in the same year, the maximum alternative minimum taxable income with respect to those shares is the gain on disposition. There is no alternative minimum taxable income from a disqualifying disposition in subsequent years.

     CONSEQUENCES TO EMPLOYEES: NON-QUALIFIED STOCK OPTIONS. No income is recognized by a holder of Non-Qualified Stock Options at the time Non-Qualified Stock Options are granted under the Stock Plan. In general, at the time shares of common stock are issued to a holder pursuant to exercise of Non-Qualified Stock Options, the holder will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. A holder will recognize gain or loss on the subsequent sale of common stock acquired upon exercise of Non-Qualified Stock Options in an amount equal to the difference between the selling price and the tax basis of the common stock, which will include the price paid plus the amount included in the holder's income by reason of the exercise of the Non-Qualified Stock Options. Provided the shares of common stock are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term or long-term capital gain or loss depending upon the length of time the shares have been held. Generally, the shares received on exercise of an option under the Stock Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the optionee will recognize income on the date of exercise of a Non-Qualified Stock Option. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. If the stock received on the exercise of a Non-Qualified Stock Option is subject to a substantial risk of forfeiture, the timing of recognition will be deferred until, and the fair market value measurement of the taxable Spread will be determined as of, the date the substantial risk of forfeiture lapses. Under current law, employees who are either directors or officers of the Company will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of such service. Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. Because the options granted under the Stock Plan will satisfy the requirements for exemption under Rule 16b-3, the grant of options will not be considered a purchase and the exercise of the options to acquire the underlying shares of the Company common stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise.

     CONSEQUENCES TO US: INCENTIVE STOCK OPTIONS. We will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no federal income tax consequences to us as a result of the disposition of common stock acquired upon exercise of an Incentive Stock Option if the disposition is not a disqualifying disposition. At the time of a disqualifying disposition by an optionee, we will be entitled to a deduction for the amount received by the optionee to the extent that the amount is taxable to the optionee as ordinary income.

     CONSEQUENCES TO US: NON-QUALIFIED STOCK OPTIONS. Generally, we will be entitled to a deduction for federal income tax purposes in the year and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of Non-Qualified Stock Options.

     CONSEQUENCES TO US: OTHER DEDUCTION ISSUES. Code Section 162(m) generally denies a tax deduction to any publicly held corporation for compensation that exceeds one million dollars paid to certain senior executives in a taxable year, subject to an exception for "performance based compensation" as defined in the Code and subject to certain transition provisions. As a result of its public offering, the Company currently is subject to a transition rule that delays the date for complying with the performance based compensation requirements of Section 162(m) until the first shareholder meeting at which directors are to be elected that occurs after 2004. However, the Company reserves the authority to award non-deductible compensation as it deems appropriate. In addition, notwithstanding the Company's efforts, ambiguities and uncertainties regarding the application and interpretation of Section 162(m) make it impossible to provide assurance that performance-based compensation will, in fact, satisfy the requirements for deductibility under Section 162(m). Thus, Section 162(m) could limit the deductibility of compensation related to the exercise of options granted under the Employee Plan.

     The taxable income resulting from the exercise of a non-qualified stock option will constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the optionee's other compensation and requiring payment of withholding amounts as part of the exercise price.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON HOLDERS OF STOCK OPTIONS AND PURCHASE RIGHTS AND US WITH RESPECT TO THE GRANT AND EXERCISE OF STOCK OPTIONS AND PURCHASE RIGHTS UNDER THE STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

The approval of the Stock Plan Amendment will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All Proxies will be voted to approve the Stock Plan Amendment unless a contrary vote is indicated on the enclosed Proxy card, except that brokers may not vote for this proposal absent instructions from the beneficial owner of the shares voted by the broker.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE STOCK PLAN AMENDMENT.

ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------


The Audit Committee of the Board of Directors recommended, and the Board of Directors has engaged, the firm of KPMG LLP to continue as our independent public accountants for the current fiscal year ending December 31, 2003. KPMG LLP served as the principal independent public accounting firm utilized by us during the fiscal year ended December 31, 2002. We anticipate that a representative of KPMG LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of KPMG LLP will be afforded an opportunity to make a statement if he or she so desires.

The ratification of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All Proxies will be voted to approve the appointment unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS

As of January 1, 2002, Arthur Andersen LLP, was engaged by our Board of Directors to serve as our independent public accountants to audit our consolidated financial statements for the fiscal year ended December 31, 2002. On June 14, 2002, upon the recommendation of our Audit Committee, the Board dismissed Arthur Andersen LLP as our independent public accountants.

Arthur Andersen LLP's reports on our consolidated financial statements for the two most recent fiscal years ended December 31, 2001 for which Arthur Andersen LLP served as our independent public accountant did not contain any adverse opinion or disclaimer of opinion, nor were those reports qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal year ended December 31, 2001 for which Arthur Andersen LLP served as our independent public accounts and the subsequent interim period through June 14, 2002, there were: (i) no disagreements between us and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our consolidated financial statements for those years; and (ii) no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

In June 2002, Arthur Andersen LLP furnished us with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements above. A copy of the letter was included as an exhibit to the Form 8-K filed by the Company in June 2002.

On June 14, 2002, upon the recommendation of our Audit Committee, the Board engaged KPMG LLP to serve as our independent public accountants to audit our consolidated financial statements for the fiscal year ended December 31, 2002, and to re-audit our consolidated financial statements for the fiscal years ended December 31, 2001, 2000 and 1999. The decision to engage KPMG LLP was recommended and approved by our Audit Committee and approved by our Board of Directors. Our Audit Committee carefully considered KPMG LLP's qualifications as independent accountants before recommending it for appointment. This consideration included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also analyzed matters required to be considered under the Audit Committee's charter and under the Commission's Rules on Auditor Independence in effect at the time of engagement, including the nature and extent of non-audit services, to ensure that the independence of the independent public accountants would not be impaired.

During the two most recent fiscal years ended December 31, 2001 and the subsequent interim period through June 14, 2002, we did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by KPMG LLP and Arthur Andersen LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2002 and 2001, respectively, and the re-audit by KPMG LLP of our annual financial statements for the years ended December 31, 2001, 2000 and 1999, and fees billed for other services rendered by KPMG LLP and Arthur Andersen LLP during those periods. Certain amounts for 2001 have been reclassified to conform to the 2002 presentation.


                                        2002              2001
                                     ----------       ----------
     AUDIT FEES:(1)...............   $ 739,600        $ 706,700
     AUDIT RELATED FEES:(2).......        --               --
     TAX FEES:(3).................      26,200           94,800
     ALL OTHER FEES:(4)...........        --               --
                                     ----------       ----------
     TOTAL........................   $ 765,800        $ 801,500
--------------------------------------------------------------------------------

(1) Audit fees for 2002 include $244,300 of audit fees incurred in connection with the preparation of our financial statements during fiscal 2002. In addition, we incurred $299,600 of audit fees in connection with the re-audit of our financial statements for the years ended December 31, 2001, 2000 and 1999, and $195,700 of audit fees in connection with our secondary public offering and the filing of our registration statement on Form S-3. Audit fees for 2001 include $186,400 of audit fees incurred in connection with the preparation of our financial statements during fiscal 2001. In addition, we incurred $520,300 of audit fees in connection with our initial public offering and the filing of our registration statement on Form S-1.

(2)  No audit-related fees were incurred in 2002 or 2001.

(3) Tax fees include all tax services relating to tax compliance, tax planning and reporting.

(4)  No other fees were incurred in 2002 or 2001.


POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

Consistent with the policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Prior to engagement, the Audit Committee pre-approves all non-audit services to be performed by the independent auditors.

EXECUTIVE COMPENSATION


                           SUMMARY COMPENSATION TABLE

The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to us in all capacities for each of the three years ended December 31 indicated below. We refer to these officers as the Named Executive Officers.

                                                                             LONG TERM
                                                                           COMPENSATION;
                                                                              AWARDS;
                                                                            SECURITIES
                                              ANNUAL COMPENSATION           UNDERLYING
                                         -----------------------------     OPTIONS/SARS    ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY       BONUS          (#)(1)      COMPENSATION
-------------------------------------    ----    ---------    --------     -------------  ------------
Robert L. Antin (2)..................    2002    $517,691     $520,000        145,000      $      --
   Chairman of the Board, President      2001     469,354      300,000           --            580,000
   and Chief Executive Officer           2000     364,000      425,000         15,000        6,589,300

Arthur J. Antin (2)..................    2002     414,153      374,400        115,000             --
   Chief Operating Officer, Senior       2001     397,308      216,000           --            108,000
   Vice President and Secretary          2000     260,000      325,000         32,845        4,220,225

Neil Tauber (2)......................    2002     256,845      180,600         50,000             --
   Senior Vice President of              2001     247,031      104,160           --               --
   Development                           2000     197,000         --           30,000        2,863,950

Tomas W. Fuller (2)..................    2002     243,315      171,080         85,000             --
   Chief Financial Officer, Vice         2001     234,081       98,700           --               --
   President and Assistant Secretary     2000     187,200      225,000         20,000        2,723,750

Dawn R. Olsen........................    2002     162,746       41,750         25,000             --
   Vice President,                       2001     157,060       65,000           --               --
   Controller                            2000     141,000       35,000         42,995             --
----------------

(1) All numbers reflect the number of shares of our common stock subject to options granted during the fiscal year.

(2) For a description of the employment agreement between us and each officer, see "Employment and Severance Agreements" below.


                        OPTION/SAR GRANTS IN FISCAL 2002

     The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 2002 to the Named Executive Officers.

                                                                                              POTENTIAL
                                                                                          REALIZABLE VALUE
                                          PERCENT OF                                      AT ASSUMED ANNUAL
                                         TOTAL OPTIONS                                   RATES OF STOCK PRICE
                          NUMBER OF       GRANTED TO                                       APPRECIATION FOR
                          SECURITIES     EMPLOYEES IN                                       OPTION TERM(2)
                          UNDERLYING        FISCAL        EXERCISE OR   EXPIRATION    --------------------------
        NAME            OPTION GRANTED      YEAR(1)       BASE PRICE       DATE            5%             10%
        ----            --------------   -------------    -----------   ----------    ----------      ----------
Robert L. Antin........  145,000(3)          10.7%          $14.00       12/17/12     $1,276,656      $3,235,297
Arthur J. Antin........  115,000(3)           8.5%          $14.00       12/17/12      1,012,520       2,565,925
Neil Tauber............   50,000(3)           3.7%          $14.00       12/17/12        440,226       1,115,620
Tomas W. Fuller........   85,000(3)           6.3%          $14.00       12/17/12        748,385       1,896,554
Dawn R. Olsen..........   25,000(4)           1.9%          $14.00       12/17/12        220,113         557,810



                                    Page 16



(1) Options covering an aggregate of 1,350,000 shares were granted to eligible persons during the fiscal year ended December 31, 2002.

(2) The potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of the common stock.

(3) One-third of these options vest on January 1, 2004 and the remainder vest in 24 equal monthly installments beginning on February 1, 2004.

(4) One-fourth of these options vest on January 1, 2004 and the remainder vest in 36 equal monthly installments beginning on February 1, 2004.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options to purchase shares of our common stock during the fiscal year ended December 31, 2002, the number of shares of common stock underlying stock options held at fiscal year end and the value of options held at fiscal year end based on the last reported sales price of our common stock on the Nasdaq Stock Market's National Market on December 31, 2002 ($15.00 per share).

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                           SHARES                       UNEXERCISED OPTIONS/SARS  IN-THE-MONEY OPTIONS/SARS
                          ACQUIRED                       AT FISCAL YEAR END (#)    AT FISCAL YEAR END ($)
                            UPON           VALUE       ----------- -------------  ----------- -------------
NAME                     EXERCISE (#)   REALIZED ($)   EXERCISABLE UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
----                     ------------   ------------   ----------- -------------  ----------- -------------
Robert L. Antin.........       --        $     --          9,375       150,625       $131,250    $223,750
Arthur J. Antin.........       --              --         20,528       127,317        287,394     287,436
Neil Tauber.............   11,250         146,813         18,750        61,250        262,500     207,500
Tomas W. Fuller.........       --              --         12,500        92,500        175,000     190,000
Dawn R. Olsen...........       --              --          4,600        43,400         64,400     282,600


                       SUMMARY OF EQUITY COMPENSATION PLAN

The following table sets forth information concerning all equity compensation plans and individual compensation arrangements in effect as of the end of the last fiscal year.

                                                                                   NUMBER OF SECURITIES
                               NUMBER OF SECURITIES TO      WEIGHTED AVERAGE      REMAINING AVAILABLE FOR
                               BE ISSUED UPON EXERCISE     EXERCISE PRICE OF       FUTURE ISSUANCE UNDER
      PLAN CATEGORY            OF OUTSTANDING OPTIONS     OUTSTANDING OPTIONS    EQUITY COMPENSATION PLANS
--------------------------     -----------------------    -------------------    -------------------------
Equity Compensation
Plans Approved by
Security Holders...........           1,951,137                  $9.97                    650,000

Equity Compensation
Plans Not Approved By
Security Holders...........              --                        --                        --

Total......................           1,951,137                  $9.97                    650,000

EMPLOYMENT AND SEVERANCE AGREEMENTS

We have employment agreements with Robert L. Antin, Arthur J. Antin, Neil Tauber and Tomas W. Fuller.

ROBERT L. ANTIN. Mr. Antin's employment agreement, dated as of November 27, 2001, provides for Mr. Antin to serve as our Chairman of the Board, Chief Executive Officer and President for a term five years from any given date, such that there shall always be a minimum of at least five years remaining under his employment agreement. The employment agreement provides for Mr. Antin to receive an annual base salary of $520,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee. Mr. Antin also is entitled to specified perquisites.

If Mr. Antin's employment is terminated due to his death, the employment agreement provides that we will pay Mr. Antin's estate his base salary during the scheduled term of the employment agreement, accelerate the vesting of his options and continue to provide family medical benefits. If Mr. Antin's employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Antin his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Antin), accelerate the vesting of his options and continue to provide specified benefits and perquisites. In the case of termination due to death or disability, any unexercised options will remain exercisable for the full term.

If Mr. Antin terminates the employment agreement for cause, if we terminate the employment agreement without cause or in the event of a change of control, in which event the employment of Mr. Antin terminates automatically, we will pay Mr. Antin his remaining base salary during the remaining scheduled term of the employment agreement plus an amount based on the greater of Mr. Antin's last annual bonus or the average of all bonuses paid to Mr. Antin under the employment agreement. In addition, we will accelerate the vesting of his options and continue to provide specified benefits and perquisites. In these circumstances, Mr. Antin may exercise his options immediately upon termination and thereafter during the term of the option.

If Mr. Antin terminates the employment agreement without cause or we terminate the employment agreement for cause, Mr. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay.

If any of the payments due Mr. Antin upon termination qualify as "excess parachute payments" under the Code, Mr. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

ARTHUR J. ANTIN. Mr. Antin's employment agreement, dated as of November 27, 2001, provides for Mr. Antin to serve as our Chief Operating Officer, Senior Vice President and Secretary for a term equal to three years from any given date, such that there shall always be a minimum of at least three years remaining under his employment agreement. The employment agreement provides for Mr. Antin to receive an annual base salary of $416,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee. Mr. Antin also is entitled to specified perquisites.

If Mr. Antin's employment is terminated due to his death, the employment agreement provides that we will pay Mr. Antin's estate his base salary during the scheduled term of the employment agreement, accelerate the vesting of his options and continue to provide family medical benefits. If Mr. Antin's employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Antin his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Antin), accelerate the vesting of his options and continue to provide specified benefits and perquisites. In the case of termination due to death or disability, any unexercised options will remain exercisable for the full term.

If Mr. Antin terminates the employment agreement for cause, if we terminate the employment agreement without cause or in the event of a change of control, in which event the employment of Mr. Antin terminates automatically, we will pay Mr. Antin his remaining base salary during the remaining scheduled term of the employment agreement plus an amount based on the greater of Mr. Antin's last annual bonus or the average of all bonuses paid to Mr. Antin under the employment agreement. In addition, we will accelerate the vesting of his options and continue to provide specified benefits and perquisites. In these circumstances, Mr. Antin may exercise his options immediately upon termination and thereafter during the full term of the option.

If Mr. Antin terminates the employment agreement without cause or we terminate the employment agreement for cause, Mr. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay.

If any of the payments due Mr. Antin upon termination qualify as "excess parachute payments" under the Code, Mr. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

NEIL TAUBER. Mr. Tauber's employment agreement, dated as of September 20, 2000, as amended on March 25, 2003, provides for Mr. Tauber to serve as our Senior Vice President for a term of four years. The employment agreement provides for Mr. Tauber to receive an annual base salary and additional compensation of not less than $248,000, subject to annual increase based on the Consumer Price Index for Los Angeles County, and to be eligible for a cash bonus to be determined within the sole discretion of our Compensation Committee.

If Mr. Tauber's employment is terminated due to his death or disability, the employment agreement provides that we will pay Mr. Tauber or his estate, as applicable, the amount he would have earned as base salary during the 12 months following the termination date (reduced by any amounts paid under any life insurance policy or long-term disability insurance policy, as applicable, maintained by us for the benefit of Mr. Tauber), accelerate the vesting of his options and continue to provide specified benefits for the 12 months following the termination date. In these circumstances, Mr. Tauber may exercise his options during the remainder of their term.

If Mr. Tauber terminates the employment agreement for cause, if we terminate the employment agreement without cause or in the event of a change of control, in which event the employment of Mr. Tauber terminates automatically, we will pay Mr. Tauber the amount he would have earned as base salary during the 12 months following the termination date, an amount based on his past bonuses, accelerate the vesting of his options and continue to provide specified benefits for the 12 months following the termination date. In these circumstances, Mr. Tauber may exercise his options during the full term of the option.

Mr. Tauber may terminate his employment with us at any time in which event he is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay.

If any of the payments due Mr. Tauber upon termination qualify as "excess parachute payments" under the Code, Mr. Tauber also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In March 2003, we executed an agreement with Mr. Tauber which provides that, following the expiration of the term of Mr. Tauber's Employment Agreement, if Mr. Tauber's employment with us terminates for any reason other than for cause, then we will pay Mr. Tauber the amount he would have earned as base salary during the 12 months following the termination date (reduced by any amounts paid under any long-term disability insurance policy maintained by us for the benefit of Mr. Tauber) and continue to provide medical benefits for the 12 months following the termination date.

TOMAS W. FULLER. Mr. Fuller's employment agreement dated as of November 27, 2001, provides for Mr. Fuller to serve as our Chief Financial Officer, Vice President and Assistant Secretary for a term equal to two years from any given date, such that there shall always be a minimum of at least two years remaining under his employment agreement. The employment agreement provides for Mr. Fuller to receive an annual base salary of not less than $244,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee.

If Mr. Fuller's employment is terminated due to his death, the employment agreement provides that we will pay Mr. Fuller's estate his base salary during the scheduled term of the employment agreement, accelerate the vesting of his options and continue to provide family medical benefits. If Mr. Fuller's employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Fuller his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Fuller), accelerate the vesting of his options and the continuation of specified benefits and perquisites. In the case of termination due to death or disability, any unexercised options will remain exercisable for the full term.

If Mr. Fuller terminates the employment agreement for cause, if we terminate the employment agreement without cause or in the event of a change of control, in which event the employment of Mr. Fuller terminates automatically, we will pay Mr. Fuller his remaining base salary during the remaining scheduled term of the employment agreement plus an amount based on the greater of Mr. Fuller's last annual bonus or the average of all bonuses paid to Mr. Fuller under the employment agreement. In addition, we will accelerate the vesting of his options and continue to provide specified benefits and perquisites. In these circumstances, Mr. Fuller may exercise his options immediately upon termination and thereafter for the full term of the option.

If Mr. Fuller terminates the employment agreement without cause or we terminate the employment agreement for cause, Mr. Fuller is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay.

If any of the payments due Mr. Fuller upon termination qualify as "excess parachute payments" under the Code, Mr. Fuller also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a change of control and at our request, each of Messrs. Robert
L. Antin, Arthur J. Antin, Neil Tauber and Tomas W. Fuller is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

REPORT OF COMPENSATION COMMITTEE

     THE INFORMATION IN THIS COMPENSATION REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION OR TO BE SUBJECT TO REGULATION 14A OR 14C AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934.

COMPENSATION PHILOSOPHY

TOTAL COMPENSATION. The compensation program for executive officers is designed to attract, motivate, reward and retain highly skilled executives who have the talent and experience necessary to advance the Company's short- and long-term interests. We believe that this approach effectively serves VCA's stockholders' best interests by tying a significant portion of incentive compensation to the achievement of goals that are aligned with your goals. The principal elements of total compensation paid to executives of the Company consist of base salary, annual incentive bonuses and periodic grants of stock options. The members of the Compensation Committee were appointed on October 8, 2002. Prior to the appointment of the members of the Audit Committee, the Company's entire Board of Directors performed the functions of the Compensation Committee.

BASE SALARY. The base salaries for each of our executive officers in 2001 were established through negotiation with each executive officer and are set forth in their respective employment agreements. Pursuant to the terms of each employment agreement, the base salary of each executive officer is reviewed annually. An increase to each executive officer's base salary for 2002 was approved by the Company's entire Board of Directors. The Compensation Committee now reviews the base salaries for the executive officers annually. The Board of Directors in 2002 considered, and we will consider, the following factors in determining the base salaries reflected in each employment agreement and any increases to those salaries in the annual review of each base salary: compensation levels of similarly positioned executives in comparable companies; the performance of the business area or function for which the executive is responsible; and qualitative factors reflecting the individual performance of the particular executive officer.

ANNUAL INCENTIVES. We have designed an annual incentive bonus program that we believe creates a direct link between pay and performance for our senior executives. The annual performance goal for the Company's Chief Executive Officer is determined in our sole discretion with specific reference to the company's overall performance, and depending on whether and to what extent the Company's Chief Executive Officer meets or exceeds the annual performance goal, he may receive between 0% and 100% of his annual base salary as a cash bonus. We rely on specific annual performance goals set by the Company's Chief Executive Officer to grant annual awards for our other executives. We believe that the awards should be determined with specific reference to the Company's overall performance and goals, as well as the performance and goals of the division or function over which each individual executive has primary responsibility. Cash bonuses paid to the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer for performance in 2002 were based on adjusted EBITDA targets. 40% of the cash bonus paid to the Senior Vice President of Development was based on adjusted EBITDA targets and 60% was based on annual development goals. The extent to which annual performance goals are met determines a range of percentages for which the cash bonus may be calculated based on that executive's annual base salary. Potential annual target awards in 2002 ranged from 0% to 100% of an executive's base salary. Actual annual target awards in 2002 ranged from 70% to 100% of an executive's base salary. The maximum annual target award payable to any particular executive for 2002 was paid to Mr. Robert L. Antin, who received 100% of his base salary, or $520,000.

STOCK OPTIONS AND AWARDS. We believe that awarding stock options to our executive officers will motivate them to focus on the Company's long-term performance. Stock option grants are generally made to an executive upon commencement of service or entering into an employment agreement and periodically during their tenure with the Company. We consider and approve grants of stock options to the Company's directors and executive officers. All grants of stock options shall have an exercise price not less than the fair market value of our common stock on the date of grant. The fair market value of our common stock is determined by the per share closing price of our common stock on the day immediately preceding the date of grant. In December 2002, we approved stock option grants to the Company's executive officers representing the following number of shares, each at an exercise price of $14.00 per share:
145,000 shares to our Chief Executive Officer; 115,000 shares to our Chief Operating Officer; 85,000 shares to our Chief Financial Officer; and 50,000 to our Senior Vice President of Development. One-third of each of these stock option grants vests on January 1, 2004, and the remaining shares underlying each stock option grant vest in 24 equal monthly installments beginning on February 1, 2004.

DETERMINATION OF CHIEF EXECUTIVE OFFICER'S COMPENSATION. During fiscal 2002, the Chief Executive Officer's annual base salary was $520,000. For performance in fiscal 2002, the Chief Executive Officer received a cash bonus of $520,000. This compensation package was established based on the factors described above.

OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION. Effective January 1, 1994, under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the stockholders of the Company.

All compensation paid to the Company's employees in fiscal 2002 will be fully deductible. With respect to compensation to be paid to executives in 2003 and future years, in certain instances that compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the board has not adopted a policy that all compensation must be deductible.


                                               The Compensation Committee

                                               JOHN M. BAUMER
                                               FRANK REDDICK


REPORT OF AUDIT COMMITTEE

     THE INFORMATION IN THIS AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION OR TO BE SUBJECT TO REGULATION 14A OR 14C AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent auditors regarding the fair and complete presentation of the Company's results. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee also has considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee has selected and the Board of Directors has ratified the selection of the Company's independent auditors for the fiscal year ending December 31, 2003.

On May 28, 2002, the Committee recommended to the Board, and on June 14, 2002, the Board approved, the dismissal of Arthur Andersen LLP as the Company's independent auditors and the engagement of KPMG LLP as the Company's independent auditors for the fiscal year ended December 31, 2002.

                                                 Audit Committee

                                                 JOHN M. BAUMER
                                                 JOHN HEIL
                                                 FRANK REDDICK

PERFORMANCE GRAPH


The following graphs set forth the percentage change in cumulative total stockholder return of our common stock for the following periods: (1) December 31, 1997 to September 20, 2000 (the date we consummated our recapitalization, and during which time we were known as Veterinary Centers of America, Inc.) and
(2) November 21, 2001 (the effective date of our initial public offering) to December 31, 2002. These periods are compared with the cumulative returns of the NASDAQ Stock Market (U.S. Companies) Index and the Russell 2000 Index. The comparison assumes $100 was invested on each of December 31, 1997 and November 21, 2001 in our common stock in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
                      AMONG VETERINARY CENTERS OF AMERICA
        THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RUSSELL 2000 INDEX


                                [GRAPHIC OMITTED]


                                               Cumulative Total Return
                                         -----------------------------------
                                          12/97     12/98    12/99     9/00

     VETERINARY CENTERS OF AMERICA       100.00    148.37    95.81    110.69
     NASDAQ STOCK MARKET (U.S.)          100.00    140.99    261.48   249.81
     RUSSELL 2000                        100.00     97.45    118.17   123.03

                 COMPARISON OF 13 MONTH CUMULATIVE TOTAL RETURN*
          AMONG VCA ANTECH, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX


                                [GRAPHIC OMITTED



                                           Cumulative Total Return
                                         ----------------------------
                                          11/21/01   12/01    12/02

     VCA ANTECH, INC.                       100.00   121.20   150.00
     NASDAQ STOCK MARKET (U.S.)             100.00   103.80    71.76
     RUSSELL 2000                           100.00   108.19    86.03


CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Except as disclosed in this Proxy Statement, neither the nominees for election as directors, our directors or executive officers, nor any stockholder owning more than five percent of our issued shares, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during fiscal 2002, or which is presently proposed.

Management believes, based on its reasonable judgment, but without further investigation, that the terms of each of the following transactions or arrangements between us and our affiliates, officers, directors or stockholders which were parties to the transactions were, on an overall basis, at least as favorable to us as could then have been obtained from unrelated parties.

See "Employment and Severance Agreements" for a summary of employment agreements with certain of our executive officers.

AMENDMENT TO THE COMPANY'S SENIOR CREDIT FACILITY

On August 29, 2002, we amended our senior credit facility to repay $143.1 million, the entire outstanding principal amount, of our outstanding senior term A and senior term B notes by issuing under our senior credit facility an equal principal amount of senior term C notes, which bear a lower interest rate than the weighted average interest rate for the senior term A and B notes. An affiliate of Goldman, Sachs & Co. is the syndication agent and a lender under our senior credit facility. Affiliates of Goldman, Sachs & Co. held approximately $16.4 million aggregate principal amount of our senior term C notes. In addition, Melina Higgins is a managing director of Goldman, Sachs & Co. and served as one of our directors until January 9, 2003.

REPAYMENT OF SENIOR NOTES AND SENIOR SUBORDINATED NOTES

On October 24, 2002, we issued an additional $25.0 million of senior term C notes under our senior credit facility and used the proceeds, as well as $25.2 million of cash on hand, to:

     o repay $15.0 million, the entire outstanding principal amount, of our 13.5% senior subordinated notes due 2010, at a redemption price of 110%, plus accrued and unpaid interest; and

     o repay $30.0 million principal amount of our 15.5% senior notes due 2010, at a redemption price of 110%, plus accrued and unpaid interest.

Affiliates of Goldman, Sachs & Co. held approximately $34.3 million aggregate principal amount of the our 15.5% senior notes at December 31, 2002. An affiliate of Goldman, Sachs & Co. is the syndication agent and a lender under our senior credit facility. Melina Higgins is a managing director of Goldman, Sachs & Co. and served as one of our directors until January 9, 2003.

STOCKHOLDERS AGREEMENT

On September 20, 2000, we entered into a stockholders agreement with each of our stockholders. Under the stockholders agreement, each party to the stockholders agreement has registration rights and call rights with respect to shares of common stock and stock options held by all of our employees in the event of termination of employment for any reason. The call rights permitted us to repurchase callable shares at $1.00 per share. In connection with our initial public offering in 2001, the stockholders agreement was amended such that all call rights expired on or before April 1, 2003.

In connection with the registration rights under the Stockholders' Agreement, we have agreed to pay any expenses associated with any demand registrations or piggyback registrations. In February 2003, we completed our secondary public offering. Pursuant to the registration rights granted in our stockholders agreement, an affiliate of Leonard Green & Partners, LP, one of our principal stockholders, sold 2,611,202 shares of our common stock and Robert L. Antin, our Chairman, Chief Executive Officer and President, sold 200,000 shares of common stock at the public offering price of $15.25 per share. Each of John M. Baumer, John G. Danhakl and Peter J. Nolan is one of our directors and a partner of Leonard Green & Partners. The remaining shares held by Robert L. Antin and the affiliate of Leonard Green & Partners are subject to lock-up agreements under which the affiliate of Leonard Green & Partners agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly any share of common stock or any securities convertible into or exchangeable or exercisable for any shares of common stock without the prior written consent of Goldman, Sachs & Co. until May 5, 2003.

TRANSACTIONS WITH ZOASIS

Zoasis Corporation is an internet start-up business. Robert Antin, our President, Chief Executive Officer and Chairman of the Board, is the majority stockholder of Zoasis and serves on its Board of Directors. We incurred marketing expense for vaccine reminder services provided by Zoasis Corporation of $850,000, $709,000 and $81,000 for the years ended December 31, 2002, 2001 and 2000, respectively. The pricing of these services is comparable to what we have paid third parties for the same services.

In 2001, we began development of software that can gather data in order to be able to automatically fax diagnostic laboratory results to the laboratory clients. We initially used an independent outside contractor to begin programming this software but ultimately used our own in-house programmer working in conjunction with Zoasis. Zoasis was not paid for this programming effort but will be able to use and amend the software to market it to other veterinary hospitals. In relation to this project, Zoasis is also working with us to facilitate the collection and delivery of laboratory results to our clients via an internet website.

RELATED PARTY VENDORS

Patricia Antin, wife of our Chief Operating Officer Arthur Antin, is an independent sales representative for Citi Print, a local printing company. We use this company's services to print forms and marketing materials for our hospitals nationwide. Transactions are based on arms-length market prices and we have no, nor have we ever had, any contractual obligation binding us to its services. We paid Citi Print $339,000, $345,000 and $321,000 for the years ended December 31, 2002, 2001 and 2000, respectively. Effective December 31, 2002, Patricia Antin no longer serves as an independent sales representative for any printing arrangement with us.

RELATED PARTY DIRECTOR

The law firm of Akin Gump Strauss Hauer & Feld, LLP currently provides, and provided during fiscal year 2002, legal services to us. Frank Reddick, who joined us as a director in February 2002, is a partner in the Los Angeles office of Akin Gump Strauss Hauer & Feld, LLP.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2003, by:

     o    each of our directors;

     o    each of our Named Executive Officers;

     o    all of our directors and Named Executive Officers as a group; and

     o all other stockholders known by us to beneficially own more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date as of which this information is provided, and not subject to repurchase as of that date, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as indicated in the notes to this table, and except pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage ownership is based on 40,585,360 shares of common stock outstanding on March 31, 2003. Unless otherwise indicated, the address for each of the stockholders listed below is c/o VCA Antech, Inc., 12401 West Olympic Boulevard, Los Angeles, California 90064.

                                                   NUMBER OF
                                                   SHARES OF
                                                  COMMON STOCK     PERCENT OF
                                                  BENEFICIALLY    COMMON STOCK
                                                     OWNED        OUTSTANDING
                                                  ------------    ------------
Green Equity Investors III, L.P. (1)...........    7,896,937           19.5%
Robert L. Antin (2)............................    1,651,880            4.1
Arthur J. Antin (3)............................      737,376            1.8
Tomas W. Fuller (4)............................      216,077              *
Neil Tauber (5)................................       86,245              *
Dawn R. Olsen (6)..............................       28,428              *
John M. Baumer (7).............................    7,896,937           19.5
John G. Danhakl (7)............................    7,896,937           19.5
John A. Heil (8)...............................        7,500              *
Peter J. Nolan (7).............................    7,896,937           19.5
Frank Reddick (9)..............................       15,000              *
All directors and executive officers as a
  group (10 persons) (10)......................   10,329,443           25.5

*Indicates less than one percent.
-------------------------
(1) Green Equity Investors III, L.P. is managed by Leonard Green & Partners, L.P. The address of Leonard Green & Partners, L.P. is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025. Information is based on a Schedule 13D/A filed jointly by Leonard Green & Partners, L.P. and its affiliates with the Securities and Exchange Commission on March 4, 2003.

(2) Includes: (a) 250,000 shares held by family trusts established for the benefit of Mr. Robert L. Antin's family; (b) 60,000 shares held by Mr. Robert L. Antin's minor children; and (c) 12,500 shares of common



                                    Page 26



     stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before May 30, 2003.

(3) Includes: (a) 250,000 shares held by Mr. Arthur J. Antin as trustee of family trusts established for the benefit of Mr. Robert L. Antin's family;
     (b) 60,000 shares held by Mr. Arthur J. Antin as custodian for Mr. Robert
     L. Antin's minor children pursuant to the California Uniform Gifts to Minors Act, and for which Mr. Arthur J. Antin disclaims beneficial ownership; and (c) 27,371 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(4) Includes 16,667 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(5) Includes 25,000 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(6) Includes 8,433 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(7) Each of John M. Baumer, John G. Danhakl and Peter J. Nolan is a partner of Leonard Green & Partners, L.P. As such, Messrs. Baumer, Danhakl and Nolan may be deemed to have shared voting and investment power with respect to all shares held by Leonard Green & Partners, L.P. These individuals disclaim beneficial ownership of the securities held by Leonard Green & Partners, L.P., except to the extent of their respective pecuniary interests therein.

(8) Consists of 7,500 shares of common stock reserved for issuance upon exercise of options and are or will be exercisable on or before May 30, 2003.

(9) Consists of 15,000 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.

(10) Includes 112,471 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2003.


CONTROLS AND PROCEDURES

Within 90 days prior to the filing date of our annual report on Form 10-K, we carried out an evaluation, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective in timely alerting them to material information required to be included in our periodic reports with the Securities and Exchange Commission.

In accordance with the requirements of the Securities and Exchange Commission, our Chief Executive Officer and Chief Financial Officer note that, since the date of the most recent evaluation of our disclosure controls and procedures to the date of our Annual Report on Form 10-K, there have been no significant changes in our internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2004 Annual Meeting of Stockholders for inclusion in the our Proxy Statement and Proxy form relating to our 2004 Annual Meeting must submit his, her or its proposal to us at our principal executive offices by January 21, 2004. In addition, in the event a shareholder proposal is not received by the Company by March 10, 2004, the Proxy to be solicited by the Board of Directors for the 2004 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2004 Annual Meeting without any discussion of the proposal in the Proxy Statement for that meeting.

SEC rules and regulations provide that if the date of the Company's 2004 Annual Meeting is advanced or delayed more than 30 days from the date of the 2003 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2004 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2004 Annual Meeting. Upon determination by the Company that the date of the 2004 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2003 Annual Meeting, the Company will disclose that change in the earliest possible Quarterly Report on Form 10-Q.



                                         ON BEHALF OF THE BOARD OF DIRECTORS


                                         /S/ ARTHUR J. ANTIN
                                         ------------------------------------
                                         ARTHUR J. ANTIN
                                         CHIEF OPERATING OFFICER,
                                         SENIOR VICE PRESIDENT AND SECRETARY



12401 West Olympic Boulevard
Los Angeles, California 90064-1022
April 17, 2003

                                    EXHIBIT A

                                VCA ANTECH, INC.

                            2001 STOCK INCENTIVE PLAN

                       SECTION 1: GENERAL PURPOSE OF PLAN

     The name of this plan is the VCA Antech, Inc. 2001 Stock Incentive Plan (the "PLAN"). The purpose of the Plan is to enable VCA Antech, Inc., a Delaware corporation (the "COMPANY"), and any Parent or any Subsidiary to obtain and retain the services of the types of Employees, Consultants, and Directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

                             SECTION 2: DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

     "ADMINISTRATOR" shall have the meaning as set forth in Section 3, hereof.

     "BOARD" means the Board of Directors of the Company.

     "CAUSE" means (i) failure by an Eligible Person to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) engaging in misconduct or a fiduciary breach which is or potentially is materially injurious to the Company or its stockholders; (iii) commission of a felony; (iv) the commission of a crime against the Company which is or potentially is materially injurious to the Company; or (v) as otherwise provided in the Stock Option Agreement or Stock Purchase Agreement. For purposes of this Plan, the existence of Cause shall be determined by the Administrator in its sole discretion.

     "CHANGE IN CONTROL" shall mean:

     1) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; PROVIDED, HOWEVER, that in making the determination of ownership by the stockholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as stockholders of another party to the transaction shall be disregarded; or

     2) The sale, transfer or other disposition of all or substantially all of the Company's assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" means a committee of the Board designated by the Board to administer the Plan.

     "COMPANY" means VCA Antech, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

     "CONSULTANT" means a consultant or advisor who is a natural person and who provides bona fide services to the Company, a Parent or a Subsidiary; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

     "DATE OF GRANT" means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

     "DIRECTOR" means a member of the Board.

     "DISABILITY" means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an ISO under Section 6.6 hereof, the term Disability has the same meaning ascribed to it in Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Plan Administrator.

     "ELIGIBLE PERSON" means an Employee, Consultant or Director of the Company, any Parent or any Subsidiary.

     "EMPLOYEE" shall mean any individual who is a common-law employee (including officers) of the Company, a Parent or a Subsidiary.

     "EXERCISE PRICE" shall have the meaning set forth in Section 6.3 hereof.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" shall mean the fair market value of a Share, determined as follows: (i) if the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in the WALL STREET JOURNAL or such other source as the Administrator deems reliable; (ii) if the Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the bid and asked prices for the Stock on the last market trading day prior to the day of determination, as reported in the WALL STREET JOURNAL or such other source as the Administrator deems reliable; or (iii) in the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons.

     "ISO" means a Stock Option intended to qualify as an "incentive stock option" as that term is defined in Section 422(b) of the Code.

     "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission.

     "NON-QUALIFIED STOCK OPTION" means a Stock Option not described in Section 422(b) of the Code.

     "OFFEREE" means a Participant who is granted a Purchase Right pursuant to the Plan.

     "OPTIONEE" means a Participant who is granted a Stock Option pursuant to the Plan.

     "OUTSIDE DIRECTOR" means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Treasury Regulations (26 Code of Federal Regulation Section 1.162-27(e)(3)).

     "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     "PARTICIPANT" means any Eligible Person selected by the Administrator, pursuant to the Administrator's authority in Section 3, to receive grants of Rights.

     "PLAN" means this VCA Antech, Inc. 2001 Stock Incentive Plan, as the same may be amended or supplemented from time to time.

     "PURCHASE PRICE" shall have the meaning set forth in Section 7.3.

     "PURCHASE RIGHT" means the right to purchase Stock granted pursuant to
Section 7.

     "RIGHTS" means Stock Options and Purchase Rights.

     "SERVICE" shall mean service as an Employee, Director or Consultant.

     "STOCK" means Common Stock of the Company.

     "STOCK OPTION" or "OPTION" means an option to purchase shares of Stock granted pursuant to Section 6.

     "STOCK OPTION AGREEMENT" shall have the meaning set forth in Section 6.1.

     "STOCK PURCHASE AGREEMENT" shall have the meaning set forth in Section 7.1.

     "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     "SURVIVING ENTITY" means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the stockholders of a entity immediately after the merger, consolidation or similar transaction, equity securities which the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

     "TEN PERCENT STOCKHOLDER" means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424 of the Code, Stock constituting more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

                            SECTION 3: ADMINISTRATION

     3.1 ADMINISTRATOR. The Plan shall be administered by either (i) the Board or (ii) one or more Committees of the Board designated to administer the Plan (the group that administers the Plan is referred to as the "ADMINISTRATOR").

     3.2 POWERS IN GENERAL. The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan, (i) Stock Options, (ii) Purchase Rights or (iii) any combination of the foregoing.

     3.3 SPECIFIC POWERS. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv) to determine when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right; (vii) to determine whether each Stock Option is to be an ISO or a Non-Qualified Stock Option; (viii) to prescribe the terms and conditions of each Stock Option and Purchase Right, including, without limitation, the Purchase Price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the Stock Option Agreement or Stock Purchase Agreement relating to such grant or sale;
(ix) to amend any outstanding Rights for the purpose of modifying the time or manner of vesting, the Purchase Price or Exercise Price, as the case may be, subject to applicable legal restrictions and to the consent of the other party to such agreement; (x) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; (xi) to make decisions with respect to outstanding Stock Options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (xii) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

     3.4 DECISIONS FINAL. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

     3.5 THE COMMITTEE. The Board may, in its sole and absolute discretion, from time to time, delegate any or all of its duties and authority with respect to the Plan to a Committee whose members are to be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of a Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in a Committee. Any Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the unanimous written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, a Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

     3.6 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator's consultants shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; PROVIDED, HOWEVER, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

                      SECTION 4: STOCK SUBJECT TO THE PLAN

     4.1 STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 9, 3,500,000 shares of Common Stock shall be reserved and available for issuance under the Plan. Stock reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     4.2 BASIC LIMITATION. The maximum number of shares with respect to which Options, awards or sales of Stock may be granted under the Plan to any Participant in any one calendar year shall be 500,000 shares. The number of shares that are subject to Rights under the Plan shall not exceed the number of shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of shares to satisfy the requirements of the Plan.

     4.3 ADDITIONAL SHARES. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that shares issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision or right of repurchase, such shares shall again be available for the purposes of the Plan.

                             SECTION 5: ELIGIBILITY

     Eligible Persons who are selected by the Administrator shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan; PROVIDED, HOWEVER, that only Employees shall be eligible to be granted ISOs hereunder.

                  SECTION 6: TERMS AND CONDITIONS OF OPTIONS.

     6.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Administrator deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

     6.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of shares of Stock that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9, hereof. The Stock Option Agreement shall also specify whether the Option is an ISO or a Non-Qualified Stock Option.

     6.3 EXERCISE PRICE.

         6.3.1 IN GENERAL. Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the "EXERCISE PRICE"). Notwithstanding the foregoing, the Exercise Price of ISOs shall not be less than 100% of the Fair Market Value of the Stock as of the Date of Grant and the Exercise Price of ISOs granted to Ten Percent Stockholders shall not be less than 110% of the Fair Market Value of the Stock as of the Date of Grant.

         6.3.2 PAYMENT. The Exercise Price shall be payable in a form described in Section 8 hereof.

     6.4 WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise or with the disposition of shares acquired by exercising an Option.

     6.5 EXERCISABILITY. Each Stock Option Agreement shall specify the date when all or any installment of the Option becomes exercisable. The exercise provisions of any Stock Option Agreement shall be determined by the Administrator, in its sole discretion.

     6.6 TERM. The Stock Option Agreement shall specify the term of the Option. No Option shall be exercised after the expiration of ten years after the date the Option is granted. In the case of an ISO granted to a Ten Percent Shareholder, the ISO shall not be exercised after the expiration of five years after the date the ISO is granted. Unless otherwise provided in the Stock Option Agreement, no Option may be exercised (i) three months after the date the Optionee's Service with the Company, its Parent or its Subsidiaries terminates if such termination is for any reason other than death, Disability or Cause,
(ii) one year after the date the Optionee's Service with the Company and its subsidiaries terminates if such termination is a result of death or Disability, and (iii) if the Optionee's Service with the Company and its Subsidiaries terminates for Cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination. The Administrator may, in its sole discretion, waive the accelerated expiration provided for in (i) or (ii). Outstanding Options that are not exercisable at the time of termination of employment for any reason shall expire at the close of business on the date of such termination.

     6.7 LEAVES OF ABSENCE. For purposes of Section 6.6 above, to the extent required by applicable law, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence. To the extent applicable law does not require such a leave to be deemed to continue while the Optionee is on a bona fide leave of absence, such leave shall be deemed to continue if, and only if, expressly provided in writing by the Administrator or a duly authorized officer of the Company, Parent or Subsidiary for whom Optionee provides his or her services.

     6.8 MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding Options (whether granted by the Company or another issuer) or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price. Without limiting the foregoing, the Administrator may amend a previously granted Option to fully accelerate the exercise schedule of such Option and provide that upon the exercise of such Option, the Optionee shall receive shares of Stock that are subject to forfeiture at the same rate as the exercise provisions set forth in Optionee's Stock Option Agreement. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option. However, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the Exercise Price for all shares subject to exercise under any outstanding Option shall not be deemed to impair any rights of the Optionee or increase the Optionee's obligations under such Option.

               SECTION 7: TERMS AND CONDITIONS OF AWARDS OR SALES

     7.1 STOCK PURCHASE AGREEMENT. Each award or sale of shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

     7.2 DURATION OF OFFERS. Unless otherwise provided in the Stock Purchase Agreement, any right to acquire shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 15 days after the grant of such right was communicated to the Purchaser by the Company.

     7.3 PURCHASE PRICE.

         7.3.1 IN GENERAL. Each Stock Purchase Agreement shall state the price at which the Stock subject to such Stock Purchase Agreement may be purchased (the "PURCHASE PRICE"), which shall be determined in the sole discretion of the Administrator.

         7.3.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable in a form described in Section 8.

     7.4 WITHHOLDING TAXES. As a condition to the purchase of shares, the Purchaser shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

                        SECTION 8: PAYMENT; RESTRICTIONS

     8.1 GENERAL RULE. The entire Purchase Price or Exercise Price of shares issued under the Plan shall be payable in full by, as applicable, cash or check for an amount equal to the aggregate Purchase Price or Exercise Price for the number of shares being purchased, or in the discretion of the Administrator, upon such terms as the Administrator shall approve, (i) in the case of an Option, by a copy of instructions to a broker directing such broker to sell the Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a "CASHLESS EXERCISE"), (ii) in the case of an Option or a sale of Stock, by paying all or a portion of the Exercise Price or Purchase Price for the number of shares being purchased by tendering Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Purchase Price of the Stock with respect to which such Option or portion thereof is thereby exercised or Stock acquired (a "STOCK-FOR-STOCK EXERCISE") or (iii) by a stock-for-stock exercise by means of attestation whereby the Optionee identifies for delivery specific shares of Stock already owned by Optionee and receives a number of shares of Stock equal to the difference between the Option shares thereby exercised and the identified attestation shares of Stock (an "ATTESTATION EXERCISE").

     8.2 WITHHOLDING PAYMENT. The Purchase Price or Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. The Optionee may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) cashless exercise or attestation exercise; (ii) stock-for-stock exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee ("STOCK WITHHOLDING"); or (iv) a combination of one or more of the foregoing payment methods. Any shares issued pursuant to the exercise of an Option and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan. The Fair Market Value of the number of shares subject to Stock withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

     8.3 SERVICES RENDERED. At the discretion of the Administrator, shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

     8.4 PROMISSORY NOTE. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, in the discretion of the Administrator, upon such terms as the Administrator shall approve, all or a portion of the Exercise Price or Purchase Price (as the case may be) of shares issued under the Plan may be paid with a full-recourse promissory note. However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; PROVIDED, HOWEVER, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Notwithstanding the foregoing, in accordance with Section 13(k) of the Exchange Act, the Company's directors and executive officers (or equivalent thereof) may not pay any Exercise Price or Purchase Price with a promissory note pursuant to the terms of this SECTION 8.4.




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



     8.5 EXERCISE/PLEDGE. To the extent that a Stock Option Agreement or Stock Purchase Agreement so allows, in the discretion of the Administrator, upon such terms as the Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Administrator) of an irrevocable direction to pledge shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     8.6 WRITTEN NOTICE. The purchaser shall deliver a written notice to the Administrator requesting that the Company direct the transfer agent to issue to the purchaser (or to his designee) a certificate for the number of shares of Common Stock being exercised or purchased or, in the case of a cashless exercise or share withholding exercise, for any shares that were not sold in the cashless exercise or withheld.

     8.7 REPURCHASE RIGHTS. Following a termination of the Participant's service, the Company may repurchase Participant's Stock acquired under Stock Purchase Agreement to the extent provided in such Stock Purchase Agreement.

     8.8 NO TRANSFERABILITY. Except as provided herein, a Participant may not assign, sell or transfer Rights, in whole or in part, other than by will or by operation of the laws of descent and distribution.

         8.8.1 PERMITTED TRANSFER OF NON-QUALIFIED OPTION. The Administrator, in its sole discretion may permit the transfer of a Non-Qualified Option (but not an ISO or Stock Purchase Right) as follows: (i) by gift to a member of the Participant's immediate family or (ii) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the trustor (either or both (i) or (ii) referred to as a "PERMITTED TRANSFEREE"). For purposes of this Section 8.8.1, "IMMEDIATE FAMILY" shall mean the Optionee's spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships.

         8.8.2 CONDITIONS OF PERMITTED TRANSFER. A transfer permitted under this
Section 8.8 hereof may be made only upon written notice to and approval thereof by Administrator. A Permitted Transferee may not further assign, sell or transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution. A Permitted Transferee shall agree in writing to be bound by the provisions of this Plan.

                    SECTION 9: ADJUSTMENTS; MARKET STAND-OFF

     9.1 EFFECT OF CERTAIN CHANGES.

         9.1.1 STOCK DIVIDENDS, SPLITS, ETC. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then
(i) the number of shares of Stock available for Rights, (ii) the number of shares of Stock covered by outstanding Rights and (iii) the Exercise Price or Purchase Price of any Stock Option or Purchase Right, in effect prior to such change, shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; PROVIDED, HOWEVER, that any fractional shares resulting from the adjustment shall be eliminated.

         9.1.2 LIQUIDATION, DISSOLUTION, MERGER OR CONSOLIDATION. In the event of a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Company stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, the Company, to the extent permitted by applicable law, but otherwise in its sole discretion may provide for: (i) the continuation of outstanding Rights by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Rights by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of Rights with substantially the same terms for such outstanding Rights; or (iv) the cancellation of such outstanding Rights without payment of any consideration, provided that if such Rights would be canceled in accordance with the foregoing, the Participant shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such merger or consolidation or ten days after the Administrator provides the Rights holder a notice of cancellation, to exercise such Rights in whole or in part without regard to any installment exercise provisions in the Rights agreement.

         9.1.3 PAR VALUE CHANGES. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be "Stock" within the meaning of the Plan.

     9.2 DECISION OF ADMINISTRATOR FINAL. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; PROVIDED, HOWEVER, that each ISO granted pursuant to the Plan shall not be adjusted in a manner that causes such Stock Option to fail to continue to qualify as an ISO without the prior consent of the Optionee thereof.

     9.3 NO OTHER RIGHTS. Except as hereinbefore expressly provided in this
Section 9, no Participant shall have any rights by reason of any subdivision or consolidation of shares of Company stock or the payment of any dividend or any other increase or decrease in the number of shares of Company stock of any class or by reason of any of the events described in Section 9.1, above, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and, except as provided in this Section 9, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

     9.4 MARKET STAND-OFF. Each Stock Option Agreement and Stock Purchase Agreement shall provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company's initial public offering, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the "MARKET STAND-OFF").

                      SECTION 10: AMENDMENT AND TERMINATION

     The Board may amend, suspend or terminate the Plan at any time and for any reason. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

                         SECTION 11: GENERAL PROVISIONS

     11.1 GENERAL RESTRICTIONS.

         11.1.1 LEGENDS. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         11.1.2 NO RIGHTS AS STOCKHOLDER. Except as specifically provided in this Plan, a Participant or a transferee of a Right shall have no rights as a stockholder with respect to any shares covered by the Rights until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 9.1, hereof.

     11.2 OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     11.3 DISQUALIFYING DISPOSITIONS. Any Participant who shall make a "DISPOSITION" (as defined in Section 424 of the Code) of all or any portion of an ISO within two years from the date of grant of such ISO or within one year after the issuance of the shares of Stock acquired upon exercise of such ISO shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Stock.

     11.4 REGULATORY MATTERS. Each Stock Option Agreement and Stock Purchase Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Optionee or Offeree shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

     11.5 RECAPITALIZATIONS. Each Stock Option Agreement and Stock Purchase Agreement shall contain provisions required to reflect the provisions of
Section 9.

     11.6 DELIVERY. Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

     11.7 OTHER PROVISIONS. The Stock Option Agreements and Stock Purchase Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

                       SECTION 12: EFFECTIVE DATE OF PLAN

     The effective date of this Plan is August 6, 2001. The adoption of the Plan is subject to approval by the Company's stockholders, which approval must be obtained within 12 months from the date the Plan is adopted by the Board. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board, any grants of Options or sales or awards of shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan.

                            SECTION 13: TERM OF PLAN

     The Plan shall terminate automatically on August 6, 2011, but no later than prior to the 10th anniversary of the effective date. No Right shall be granted pursuant to the Plan after such date, but Rights theretofore granted may extend beyond that date. The Plan may be terminated on any earlier date pursuant to
Section 10 hereof.

                              SECTION 14: EXECUTION

     To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same as of August 6, 2001.



                                           VCA ANTECH, INC.



                                           By:
                                              ---------------------------------

                                VCA ANTECH, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of VCA Antech, Inc., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Robert L. Antin and Tomas
W. Fuller, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on May 28, 2003, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE "FOR" ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.    To elect the nominees as Class I directors:

                                     CLASS I
                                 Arthur J. Antin
                                 John M. Baumer
                                  Frank Reddick

               |_| FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

               |_|  WITHHELD for all nominees listed above

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

          _________________________________________________________________

          The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.


Proposal 2.    To amend the Company's 2001 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the 2001 Stock Incentive Plan by 1,500,000 shares.

               |_| FOR                 |_| AGAINST                |_| ABSTAIN

Proposal 3.    To ratify the appointment of KPMG LLP as the Company's
independent public accountants.

               |_| FOR                 |_| AGAINST                |_| ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated April 25, 2003 and the accompanying Proxy Statement relating to the Annual Meeting.

                                    Dated:___________________________, 2003

                                    Signature:_____________________________

                                    Signature:_____________________________
                                    Signature(s) of Stockholder(s)
                                    (See Instructions Below)

                                    The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

           |_| Please indicate by checking this box if you anticipate attending the Annual Meeting.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE



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